Exhibit 99.1

                  CDEX INC ANNOUNCES FORMATION OF A MEDICATION
                     SAFETY DIVISION AND A SECURITY DIVISION

CDEX Focuses on Core Markets and Positions the Company to Respond to Growing Customer Demand in the US and Internationally
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Tucson, Arizona - June 3, 2008 - CDEX Inc. (OTCBB: CEXI) follows up on recent announcements of record revenues and international expansion by announcing organization of two new divisions to accommodate its continued growth in both the healthcare and security markets. Effective June 1, 2008, CDEX announces the following actions:

     o Mr. Pascal Pouligny will become the VP and General Manager of the newly formed Medication Safety Division. Mr. Pouligny was formerly CDEX's VP of International Sales and Marketing.
     o Mr. Steven Schmidt, formerly a consultant for CDEX, will join the company as the VP and General Manager of the newly formed Security Division. Mr. Schmidt has served in a number of senior executive positions in different market areas over the past 30 years, with a primary focus on global sales and marketing.
     o Dr. Wade Poteet is appointed Chief Technical Officer, and will work with both divisions to develop next generation technology to meet developing customer needs.

"CDEX is continuing to grow, and in order to keep pace with our expanding market segments and revenue streams I have formed two new divisions that focus on our core markets. The Medication Safety Division includes our current ValiMed product line sold to hospitals as well as future products aimed at the healthcare industry. The Security Division will launch our first product, the Meth Scanner(TM), and bring other substance detection products to that market," said Malcolm Philips, CDEX CEO. "I am extremely pleased to have senior executives heading these two divisions with a strong track record of successful sales and marketing. In addition I have appointed Dr. Wade Poteet as our CTO. Dr. Poteet has a distinguished career of developing breakthrough technologies and will focus his technology development on our two new divisions."

The ValiMed(TM) Medication Validation System is used both to train compounding pharmtechs/nurses and to validate high-risk medication admixtures, as well as returned narcotics, to provide an increased level of patient safety. ValiMed compares a medication's spectroscopic signature to the expected signature from the ValiMed database to detect significant medication and concentration errors as well as accidental and deliberate contamination, and provides the results in real time.

The CDEX ID(2) (Meth Scanner(TM)) is a hand held, battery operated device that detects low nanogram range quantities of methamphetamine in a continuous scan mode from standoff distances of around 2-8 inches. The Meth Scanner uses the same proven technology employed in ValiMed(TM) units around the world to give instantaneous results without disturbing the surfaces under investigation.

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About CDEX, Inc.
CDEX, a technology development company currently developing products using its patented/patent pending chemical detection technologies, is focused on (i) identification of substances of concern (e.g., explosives and illegal drugs, for security markets); and (ii) validation of substances for anti-counterfeiting, brand protection and quality assurance (e.g., validation of compounded medication and detection of counterfeit or sub-par products, for the medical and brand protection markets). ValiMed(TM) and the Meth Scanner(TM) are CDEX solutions for the healthcare and security markets. Corporate headquarters and R&D facilities are located in Tucson, Arizona. For more information, visit www.cdex-inc.com and www.valimed.com or contact Malcolm Philips (mphilips@cdex-inc.com) at 520.745.5172 X210.

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